UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. )

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

[X]	Definitive Additional Materials

THEGLOBE.COM, INC.
(Name of Registrant as Specified in its Charter)

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[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION

STATEMENT AND ANNUAL REPORT

THEGLOBE.COM, INC.

5949 Sherry Lane, Suite 950, Dallas, TX 75225
c/o Toombs Hall and Foster

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholder:

You are receiving this notice pursuant to Securities and Exchange Commission rules. Our Information Statement is now posted on the Internet and it informs our stockholders that, on June 28, 2019, we received a written consent in lieu of a meeting of stockholders from Delfin Midstream, Inc., the holder of a majority of our voting stock as of July 9, 2019, to re-elect Frederick Jones, our current director, to serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

The actions taken by our majority stockholder will not become effective until at least 40 days after the initial mailing of this notice, or August 21, 2019. This communication presents only an overview of the more complete Information Statement and materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement and annual report to stockholders are available at: https://www.astproxyportal.com/ast/TGLO.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. In order to facilitate timely delivery, requests for paper or e-mail copies should be made no later than August 16, 2019.

If you prefer a paper copy of the Information Statement materials, you may request one by sending an e-mail to f.jones@iegag.com, calling (214) 369-5695, or by making a request online at https://www.astproxyportal.com/ast/TGLO.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING

WILL BE HELD TO CONSIDER THESE MATTERS.